Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Bellevue, WA 98009
Contact:	Robin Easton
(425) 468-7676

FOR IMMEDIATE RELEASE

PACCAR Reports Record Annual Revenues

New Products and Strong Aftermarket Business Generate Higher Profits

January 31, 2014, Bellevue, Washington – “PACCAR reported record annual revenues of $17.12 billion and net income of $1.17 billion for 2013. PACCAR achieved the third best annual net profit in the company’s history and the 75th consecutive year of net income,” said Mark Pigott, chairman and chief executive officer. “PACCAR’s financial results reflect the company’s premium-quality products and services, improved European truck deliveries, excellent aftermarket parts revenues and record PACCAR Financial Services business. I am very proud of our 22,000 employees who have delivered outstanding performance to our shareholders and customers.”

“PACCAR’s excellent balance sheet and operating cash flow of $2.38 billion in 2013 enabled the company to expand into Brasil and invest in all facets of the business,” said Ron Armstrong, president. “In 2013, PACCAR launched a new range of vocational trucks; the Kenworth T880, the Peterbilt Model 567 and the DAF CF and LF Euro 6 models. PACCAR expanded its family of engines with the introduction of higher horsepower ratings for the PACCAR MX-13 engine and the new PACCAR MX-11 engine,” added Armstrong. “PACCAR Parts extended its global network of parts distribution centers, which resulted in record annual parts revenues, and PACCAR Financial earned record annual pretax profits.”

Record Revenues, Higher Net Income and Dividends

PACCAR achieved record revenues of $17.12 billion in 2013 compared to revenues of $17.05 billion in 2012. PACCAR reported net income of $1.17 billion in 2013 compared to $1.11 billion earned last year. PACCAR’s 2013 earnings per diluted share (EPS) of $3.30 increased by six percent versus 2012 EPS of $3.12. Fourth quarter 2013 net sales and financial service revenues were $4.60 billion, a 15 percent increase compared to $3.99 billion for the comparable period in 2012. PACCAR earned $334.2 million ($.94 per diluted share) for the fourth quarter of 2013, a 32 percent increase versus the $253.5 million ($.72 per diluted share) in the fourth quarter of 2012. Shareholders’ equity was a record $6.63 billion at December 31, 2013.

PACCAR declared cash dividends of $1.70 per share during 2013, including a special dividend of $.90 per share. Total dividends per share declared in 2013 increased by 8 percent compared to 2012. PACCAR has paid a dividend every year since 1941. PACCAR’s total shareholder return was 34.9 percent during 2013. In the past ten years, PACCAR’s annual shareholder return has averaged 12.3 percent, compared to the S&P 500 Index annual return of 7.4 percent. PACCAR’s shareholder return has exceeded the S&P 500 Index return for the previous one-, two-, five-, ten- and twenty-year periods.

Business Highlights – 2013

•	PACCAR opened its new DAF assembly plant in Brasil.

•	PACCAR delivered 137,100 vehicles worldwide and introduced the new Kenworth T880, Peterbilt Model 567 and DAF CF and LF Euro 6 models.

•	PACCAR invested $660.9 million in capital projects and research and development.

•	PACCAR expanded its range of diesel engines by launching the PACCAR MX-11.

•	PACCAR Parts opened new Distribution Centers (PDCs) in Eindhoven, the Netherlands and Ponta Grossa, Brasil, and doubled the size of its Lancaster, Pennsylvania, PDC.

•	DAF earned the U.K.’s Motor Transport award for “Fleet Truck of the Year,” for the seventh time in the last ten years.

•	The Kenworth T680, powered by the PACCAR MX-13 engine, earned the American Truck Dealers (ATD) Heavy-Duty Commercial Truck of the Year award.

•	PACCAR has implemented 22,300 Six Sigma projects since 1997.

The New DAF Assembly Facility in Ponta Grossa, Brasil, opened in 2013

Financial Highlights – Fourth Quarter 2013

Highlights of PACCAR’s financial results during the fourth quarter of 2013 include:

•	Consolidated net sales and revenues of $4.60 billion.

•	Net income of $334.2 million.

•	Cash provided by operations of $675.4 million.

•	Record Financial Services pretax income of $90.4 million.

•	Research and development expenses of $60.9 million.

•	Capital investments of $113.0 million.

•	Manufacturing cash and marketable securities of $2.93 billion at December 31, 2013.

Financial Highlights – Full Year 2013

Highlights of PACCAR’s financial results during 2013 include:

•	Record consolidated net sales and revenues of $17.12 billion.

•	Net income of $1.17 billion.

•	Record year-end shareholders’ equity of $6.63 billion.

•	Cash provided by operations of $2.38 billion.

•	Record PACCAR Parts revenues of $2.82 billion.

•	Record Financial Services pretax income of $340.2 million on assets of $11.63 billion.

•	Capital investments of $409.5 million.

•	Research and development expenses of $251.4 million.

•	Medium-term note (MTN) issuances of $2.10 billion.

•	Dividend declarations of $602.6 million.

New Vocational Vehicles: Peterbilt Model 567, Kenworth T880 and DAF CF Euro 6

Global Truck Market Update

“In 2013, DAF achieved a record market share of 16.2 percent in the above 16-tonne European market. DAF is the market leader in the European tractor segment as fleets recognize DAF’s quality leadership, low operating costs and excellent resale value,” said Harrie Schippers, DAF president. “Industry sales above 16-tonnes in Europe were 240,800 units in 2013. It is estimated that industry truck sales in the above 16-tonne market in Europe in 2014 will be in a range of 200,000-230,000 vehicles.”

“DAF and Kenworth registered 3,900 trucks in Russia in 2013, supported by a DAF/Kenworth dealer network of 38 sales and service locations,” said Ron Bonsen, DAF Director of Sales. PACCAR introduced DAF CF vehicles in Taiwan in 2006. The product range was expanded with the launch of the DAF LF for urban distribution in late 2012. “DAF is the largest European truck manufacturer in the above 16-tonne segment in Taiwan with a 16.0 percent market share,” noted Bonsen.

“Class 8 industry retail truck sales in the U.S. and Canada were 212,000 units in 2013,” said Dan Sobic, PACCAR executive vice president. “Truck demand is being driven primarily by the ongoing replacement of the aging truck population and improving housing and automotive sectors. In 2013, PACCAR achieved a Class 8 retail market share in the U.S. and Canada of 28.0 percent as customers benefited from Kenworth and Peterbilt vehicles’ exceptional styling, superior fuel efficiency and outstanding vehicle performance. Estimates for U.S. and Canada Class 8 truck industry retail sales in 2014 are in the range of 210,000-240,000 units, driven by vehicle replacement and some expansion of industry fleet capacity, reflecting anticipated economic growth,” added Sobic.

South American Growth

PACCAR completed construction of its new 300,000-square-foot DAF assembly facility in Ponta Grossa, Brasil, in October 2013. “Brasil is a major truck market with industry sales above six tonnes in 2013 of 149,000 units. During the fourth quarter of 2013, DAF began truck production in Brasil,” said Marco Davila, DAF Brasil president. “During 2014, DAF plans to steadily increase truck production and has a long-term market share goal of 20 percent. The independent DAF dealer service network consisted of 20 locations in 2013 and will expand to 40 Brazilian locations in 2014,” added Davila. “It is estimated that Brasil industry truck sales in the above 6-tonnes segment will be 150,000 units in 2014.”

PACCAR Parts Achieves Record Annual Revenues

“PACCAR’s aftermarket parts business achieved record annual revenues in 2013,” said Bob Christensen, chief financial officer and PACCAR executive vice president. “The ongoing growth in aftermarket part sales has been driven by PACCAR’s investment in distribution, technology and products, including the growth of PACCAR Parts’ global TRP brand targeted at all truck makes and models, trailers and buses,” added Christensen.

PACCAR Parts New 280,000-Square-Foot Distribution Center in Eindhoven, the Netherlands

“Improving fleet utilization and the age of the North American truck fleet are contributing to excellent parts and service business. PACCAR’s 16 parts distribution centers support over 2,000 DAF, Kenworth and Peterbilt dealer locations to deliver industry-leading customer service,” said David Danforth, PACCAR Parts general manager. “During 2013, PACCAR completed construction of a new 280,000-square-foot distribution center in Eindhoven, the Netherlands, established a PDC in Ponta Grossa, Brasil, and doubled the warehouse space in the Lancaster, Pennsylvania, PDC.”

PACCAR Increases Engine Production

“PACCAR has installed over 51,000 MX-13 engines in Kenworth and Peterbilt trucks in North America since the start of production in 2010,” said Craig Brewster, PACCAR vice president. “In the fourth quarter of 2013, the PACCAR MX-13 engine was installed in 37 percent of Kenworth and Peterbilt heavy-duty trucks.” Ron Borsboom, DAF director of engineering, added, “During 2013, PACCAR expanded its range of PACCAR engines with the introduction of the PACCAR MX-11 engine, with an output of up to 440 hp and torque of 1,550 lb-ft.” In December 2013, PACCAR received certification from the U.S. Environmental Protection Agency for its range of proprietary engines for 2014.

Capital Investments Drive Product Development and Operating Efficiency

PACCAR’s excellent long-term profits, strong balance sheet, and intense focus on quality, technology and productivity have enabled the company to invest $5.7 billion in capital projects, innovative products and new technologies during the past decade. “In 2013, capital of $409.5 million and R&D expenses of $251.4 million were invested in new products and increased manufacturing capacity,” said George West, PACCAR vice president. “In 2014, capital expenditures of $350-$400 million are targeted for enhanced powertrain development and increased operating efficiency of our assembly facilities. Research and development expenses are estimated at $225-$275 million in 2014 as Kenworth, Peterbilt and DAF invest in industry-leading products and services to enable our customers to enhance the performance of their businesses.”

PACCAR Enhances Environmental Leadership

PACCAR is committed to the reduction of its environmental footprint. During 2013, PACCAR joined the CDP (formerly known as the Carbon Disclosure Project) to monitor and benchmark greenhouse gas emissions and energy use. The CDP Climate Change Program provides annual reports on the progress of companies globally in the development of energy efficient operations and environmentally friendly products and services that protect and preserve the environment.

PACCAR is a leader in the market for natural gas powered vehicles. Kenworth and Peterbilt have been manufacturing trucks powered by liquefied natural gas (LNG) and compressed natural gas (CNG) since 1996. PACCAR produced over 1,500 natural gas powered vehicles in 2013, earning a 40 percent share of the U.S. heavy-duty truck natural gas market. Kenworth and Peterbilt trucks provide a wide range of vehicle solutions for over-the-road, regional and vocational applications and are currently available with either 9-liter or 12-liter natural gas engines. “PACCAR’s natural gas engine platforms offer an efficient and clean technology that benefits customers in a wide range of applications,” commented Kyle Quinn, PACCAR senior vice president.

Financial Services Companies Achieve Record Results

PACCAR Financial Services (PFS) has a portfolio of over 161,000 trucks and trailers, with total assets of $11.63 billion. PacLease, a major full-service truck leasing company in North America and Europe, with a fleet of over 35,000 vehicles, is included in this segment. “During the fourth quarter and full year of 2013, PFS profit increased due to growth in its portfolio,” said Bob Bengston, PACCAR senior vice president.

PFS fourth quarter pretax income was a record $90.4 million compared to the $78.7 million earned in the fourth quarter of 2012. Fourth quarter revenues were $299.5 million compared to $297.8 million in the same quarter of 2012. For the full year, revenues were $1.17 billion compared to $1.10 billion in 2012, and pretax income was a record $340.2 million in 2013, an increase of 11 percent compared to $307.8 million a year ago.

“PACCAR’s excellent balance sheet, complemented by its A+/A1 credit ratings, enables PFS to offer competitive retail financing to Kenworth, Peterbilt and DAF dealers and customers in 23 countries on four continents,” said Todd Hubbard, PACCAR Financial Corp. president. “A growing asset base and excellent portfolio performance are generating improved earnings.” PACCAR Financial Services has excellent access to the debt markets, issuing $2.10 billion in two-, three- and five-year term notes during 2013.

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. PACCAR also designs and manufactures advanced diesel engines and provides financial services and information technology and distributes truck parts related to its principal business.

PACCAR will hold a conference call with securities analysts to discuss fourth quarter earnings on January 31, 2014, at 9:00 a.m. Pacific time. Interested parties may listen to the call by selecting “Earnings Webcast” at PACCAR’s homepage. The Webcast will be available on a recorded basis through February 9, 2014. PACCAR shares are traded on the Nasdaq Global Select Market, symbol PCAR. Its homepage is www.paccar.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in PACCAR’s filings with the Securities and Exchange Commission.

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PACCAR Inc

SUMMARY INCOME STATEMENTS

(in millions except per share amounts)

	Three Months Ended December 31		Twelve Months Ended December 31
	2013	2012	2013	2012
Truck, Parts and Other:
Net sales and revenues	$4,299.4	$3,699.2	$15,948.9	$15,951.7
Cost of sales and revenues	3,725.7	3,247.4	13,900.7	13,908.3
Research and development	60.9	66.4	251.4	279.3
Selling, general and administrative	124.2	114.2	465.3	476.4
Interest and other expense (income), net	.9	(.1)	5.3	(.3)

Truck, Parts and Other Income Before Income Taxes	387.7	271.3	1,326.2	1,288.0
Financial Services:
Revenues	299.5	297.8	1,174.9	1,098.8
Interest and other	188.2	189.9	727.6	675.8
Selling, general and administrative	23.4	24.4	94.2	95.2
Provision for losses on receivables	(2.5)	4.8	12.9	20.0

Financial Services Income Before Income Taxes	90.4	78.7	340.2	307.8
Investment income	6.8	8.2	28.6	33.1

Total Income Before Income Taxes	484.9	358.2	1,695.0	1,628.9
Income taxes	150.7	104.7	523.7	517.3

Net Income	$334.2	$253.5	$1,171.3	$1,111.6

Net Income Per Share:
Basic	$.94	$.72	$3.31	$3.13

Diluted	$.94	$.72	$3.30	$3.12

Weighted Average Shares Outstanding:
Basic	354.6	353.6	354.2	355.1

Diluted	355.6	354.3	355.2	355.8

Dividends declared per share	$1.10	$1.00	$1.70	$1.58

PACCAR Inc

CONDENSED BALANCE SHEETS

(in millions)

	December 31 2013	December 31 2012
ASSETS
Truck, Parts and Other:
Cash and marketable debt securities	$2,925.2	$2,395.9
Trade and other receivables, net	1,019.6	902.1
Inventories	813.6	782.4
Property, plant and equipment, net	2,513.3	2,312.9
Equipment on operating lease and other	1,823.7	1,439.0
Financial Services Assets	11,630.1	10,795.5

	$20,725.5	$18,627.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Truck, Parts and Other:
Accounts payable, deferred revenues and other	$4,302.0	$3,651.3
Current portion of long-term debt	150.0
Long-term debt		150.0
Financial Services Liabilities	9,639.2	8,979.6
STOCKHOLDERS’ EQUITY	6,634.3	5,846.9

	$20,725.5	$18,627.8

Common Shares Outstanding	354.3	353.4

PACCAR Inc

CONDENSED CASH FLOW STATEMENTS

(in millions)

Twelve Months Ended December 31	2013	2012
OPERATING ACTIVITIES:
Net income	$1,171.3	$1,111.6
Depreciation and amortization:
Property, plant and equipment	210.7	188.8
Equipment on operating leases and other	600.0	512.1
Net change in trade receivables, inventory and payables	86.2	(289.9)
Net increase in wholesale receivables on new trucks	(82.5)	(6.5)
All other operating activities	390.0	2.9

Net Cash Provided by Operating Activities	2,375.7	1,519.0
INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(510.6)	(515.4)
Acquisition of equipment for operating leases	(1,362.2)	(1,288.0)
Net increase in financial services receivables	(517.1)	(836.9)
Net increase in marketable securities	(101.2)	(280.6)
Proceeds from asset disposals and other	340.1	332.9

Net Cash Used in Investing Activities	(2,151.0)	(2,588.0)
FINANCING ACTIVITIES:
Cash dividends paid	(283.1)	(809.5)
Purchases of treasury stock		(162.1)
Stock compensation transactions	31.0	13.9
Net increase in debt	525.9	1,167.2

Net Cash Provided by Financing Activities	273.8	209.5
Effect of exchange rate changes on cash	(20.8)	25.2

Net Increase (Decrease) in Cash and Cash Equivalents	477.7	(834.3)
Cash and cash equivalents at beginning of period	1,272.4	2,106.7

Cash and cash equivalents at end of period	$1,750.1	$1,272.4

PACCAR Inc

SEGMENT AND OTHER INFORMATION

(in millions)

	Three Months Ended December 31		Twelve Months Ended December 31
	2013	2012	2013	2012
Sales and Revenues:
Truck	$3,538.4	$2,993.5	$13,002.9	$13,131.5
Parts	730.0	670.8	2,822.2	2,667.5
Financial Services	299.5	297.8	1,174.9	1,098.8
Other	31.0	34.9	123.8	152.7

	$4,598.9	$3,997.0	$17,123.8	$17,050.5

Pretax Profit:
Truck	$290.8	$177.8	$936.7	$920.4
Parts	104.8	94.4	416.0	374.6
Financial Services	90.4	78.7	340.2	307.8
Investment Income and Other	(1.1)	7.3	2.1	26.1

	$484.9	$358.2	$1,695.0	$1,628.9

GEOGRAPHIC REVENUE

(in millions)

	Three Months Ended December 31		Twelve Months Ended December 31
	2013	2012	2013	2012
United States and Canada	$2,413.6	$2,179.2	$9,528.7	$9,739.7
Europe	1,587.2	1,121.1	4,967.2	4,282.3
Other	598.1	696.7	2,627.9	3,028.5

	$4,598.9	$3,997.0	$17,123.8	$17,050.5